Exhibit 16

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, Donald W. Burton, Laurie Simon Hodrick, John Francis O’Brien, David H. Walsh and Fred G. Weiss, the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: March 3, 2006

/S/ ROBERT C. DOLL, JR.	/S/ DONALD C. BURKE
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/S/ DONALD W. BURTON	/S/ LAURIE SIMON HODRICK
Donald W. Burton (Director/Trustee)	Laurie Simon Hodrick (Director/Trustee)

/S/ JOHN FRANCIS O’BRIEN	/S/ DAVID H. WALSH
John Francis O’Brien (Director/Trustee)	David H. Walsh (Director/Trustee)

/S/ FRED G. WEISS
Fred G. Weiss (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
Mercury Basic Value Fund, Inc.	333-38060	811-09957

Merrill Lynch Basic Value Fund, Inc.	2-58521	811-02739

Master Basic Value Trust	N/A	811-10179

Merrill Lynch Value Opportunities Fund, Inc.	2-60836	811-02809

Master Value Opportunties Trust	N/A	811-10095

Merrill Lynch Balanced Capital Fund, Inc.	2-49007	811-02405

Merrill Lynch Disciplined Equity Fund, Inc.	333-76581	811-09299

Merrill Lynch Global Growth Fund, Inc.	333-32899	811-8327

Merrill Lynch Natural Resources Trust	2-97095	811-4282

Merrill Lynch Ready Assets Trust	2-52711	811-2556

Merrill Lynch U.S.A. Government Reserves	2-78702	811-3534

Merrill Lynch U.S. Treasury Money Fund	33-37537	811-6211

Merrill Lynch Strategy Series, Inc.	333-88849	811-09617

FAM Series Fund, Inc.	2-69062	811-03091

Quantitative Master Series Trust	N/A	811-07885

Merrill Lynch Index Funds, Inc.	333-15265	811-7899